Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

To,

Lytus Technologies Holding Ptv. Ltd.

USA

We consent to the inclusion of our following reports Dated August 18, 2023, relating to financial statements of Lytus Technologies Holding Ptv. Ltd. (the “Company”) of Independent Registered Public Accounting Firm in this Form F-1 of the Registration Statement to Lytus Technologies Holding PTV. Ltd. (the “Company”) as issued for April 01, 2022, to March 31, 2023 and the references to our firm in this regard in the form F-1 so being filed by the company.

/s/ Pipara & Co LLP

For, Pipara & Co LLP (6841)

Place: Ahmedabad, India

Date: July 12, 2024

New York Office:	Corporate Office:	Mumbai Office:	Delhi Office:	Contact:
1270, Ave of Americas,	“Pipara Corporate House”	#3, 13th floor, Tradelink,	1602, Ambadeep Building	T: +1 (646) 387 - 2034
Rockfeller Center, FL7,	Near Bandhan Bank Ltd.,	‘E’ Wing, A - Block, Kamala	KG Marg, Connaught Place	F: 91 79 40 370376
New York – 10020, USA	Netaji Marg, Law Garden,	Mills, Senapati Bapat Marg,	New Delhi- 110001	E: usa@pipara.com
	Ahmedabad - 380006	Lower Parel, Mumbai – 40001		naman@pipara.com